EXHIBIT (2)(b)

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VERSITY INVESTCO, LLC”, CHANGING ITS NAME FROM "VERSITY INVESTCO, LLC" TO "VERSITY INVEST, LLC", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 2022, AT 6:44 O`CLOCK P.M.

6684437 8100 SR# 20221168299	Authentication: 203013393 Date: 03-25-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Versity InvestCo, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is Versity Invest, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23 day of March A.D. 2022

Name:	Chris Sorensen
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State of Delaware Secretary of State Division of Corporations Delivered 06:44 PM 03/23/2022 FILED 06:44 PM 03/23/2022 SR 20221133874 - File Number 6684437